As Filed with the Securities and Exchange Commission on August __, 2008
                      Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

ALASKA	92-0072737
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
(Address of Principal Executive Offices)(zip code)

GENERAL COMMUNICATION, INC.
QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

John M. Lowber
General Communication, Inc.
2550 Denali Street, Suite 1000, Anchorage, Alaska  99503-2781
(Name and address of agent for service)
907.868.5600
(Telephone number, including area code, of agent for service)

Copy to: Julius J. Brecht
Wohlforth, Johnson, Brecht, Cartledge & Brooking, A Professional Corporation
900 West 5th Avenue, Suite 600, Anchorage, Alaska  99501
907.276.6401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share[2]	Proposed maximum aggregate offering price	Amount of registration fee[2]
General Communication, Inc. Common Stock Class A	2,800,000	$9.175	$25,690,000	$1,009.62

1  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described below.

2   Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 and based upon the average of the high and low prices of $9.53 per share and $8.82 per share, respectively, i.e., an average of $9.175 per share, as quoted on the Nasdaq Stock Market on August 1, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The contents of the initial registration statement pertaining to the General Communication, Inc. Qualified Employee Stock Purchase Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60728) and the subsequent registration of additional shares filed with the Commission on Form S-8 on September 27, 1995 (Registration No. 333-8760), on November 6, 1998 (Registration No. 333-66877), on September 1, 2000 (Registration No. 333-45054), and on June 25, 2003 (Registration No. 333-106453), and the Company's annual report on Form 10-K for the year ended December 31, 2007, as amended through Forms 10-K/A for that year dated April 29, 2008 and June 11, 2008, and the Plan's annual report on Form 11-K for the year ended December 31, 2007, all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 2007, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement.  Required opinions, consents and signatures are included in this Registration Statement in accordance with the provisions of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

See Item 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

See Item 1.

Item 4.  Description of Securities

See Item 1.

Item 5.  Interests of Named Experts and Counsel

See Item 1.

Item 6.  Indemnification of Directors and Officers

See Item 1.

Item 7.  Exemption from Registration Claimed

See Item 1.

Item 8.  Exhibits

See Exhibit Index and Exhibits at the end of this Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on July 31, 2008.

GENERAL COMMUNICATION, INC.
(Registrant)

By:___/s/_Ronald A. Duncan____                                                                                                By____/s/ John M. Lowber_____
   Ronald A. Duncan                                                                                                                         John M. Lowber
         President, Chief                                                                                                                            Senior Vice President,
         Executive Officer                                                                                                                           Chief Financial Officer
         (Principal Executive Officer)                                                                                                           (Principal Financial Officer)

                        By:___/s/_Lynda L. Tarbath___________
                       Lynda L. Tarbath
                                                     Vice President, Chief Accounting
                                                           Officer
                                                           (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/_Ronald A. Duncan______________________                                                                                                                     July 31, 2008
Ronald A. Duncan                                                                                                Date
President, Chief Executive Officer and Director
(Principal Executive Officer)

________________________________________                                                                                                                     _________________________
Stephen M. Brett                                                                                                  Date
Chairman of the Board and Director

________________________________________                                                                                                                     _________________________
Jerry A. Edgerton                                                                                                 Date
Director

/s/_Scott M. Fisher  ________________________                                                                                                                   July 31, 2008
Scott M. Fisher                                                                                                    Date
Director

________________________________________                                                                                                                     _________________________
William P. Glasgow                                                                                              Date
Director

/s/_Stephen R. Mooney ____________________                                                                                                                     July 31, 2008______________
Stephen R. Mooney                                                                                              Date
Director

/s/ James M. Schneider_____________________                                                                                                                     July 31, 2008 _____________
James M. Schneider                                                                                             Date
Director

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on July 31, 2008.

GENERAL COMMUNICATION, INC.
QUALIFIED EMPLOYEE STOCK
PURCHASE PLAN

By:___/s/_John M. Lowber_______
John M. Lowber
Plan Administrator

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FOR THE GENERAL COMMUNICATION, INC.

QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

EXHIBIT INDEX

Exhibit No.                                                                           Description

4                      Instruments

4.1[1]	Restated Articles of Incorporation of General Communication, Inc.

4.2[2]	Bylaws of General Communication, Inc.

4.3.1	Copy of General Communication, Inc. Revised Qualified Employee Stock Purchase Plan, dated as of January 1, 2007 – See Exhibit 4.3.2B

4.3.2	Certificate of Secretary on action by Board of Directors at its December 18, 2007 meeting approving the restated plan displayed in Exhibit 4.3.2B

4.3.3
Certificate of Secretary on action by Board of Directors at its April 25, 2008 meeting adopting a resolution authorizing an increase of the allocation of common stock for requisition by the Plan (as displayed in Exhibit 4.3.2B)

4.4	Summary Plan Description for the Qualified Employee Stock Purchase Plan of General Communication, Inc. dated January 1, 2008.

4.5.1[3]	IRS Determination of Qualified Employee Stock Purchase Plan and U.S. Department of Labor comments on ERISA, dated March 8, 1988

4.5.2[4]	IRS Determination on Qualified Employee Stock Purchase Plan, dated March 13, 1996

4.5.3[5]	IRS Determination on Qualified Employee Stock Purchase Plan, dated February 23, 2001

4.5.4[5]	IRS Determination on Qualified Employee Stock Purchase Plan, dated June 25, 2002

5	Opinion re legality

5.1	Legal Opinion on Legality of Shares dated August 7, 2008

15	None

23	Consents of experts and counsel

23.1	Consent of Wohlforth, Johnson, Brecht, Cartledge and Brooking, A Professional Corporation

23.2	Consent of KPMG LLP

24	None

99	Additional Exhibits

99.1	Certificate of Secretary on Board of Directors action by resolution adopted at its August 17, 2007 meeting appointing new Plan Administrator and copy of resolution

99.2	Resolution Appointing New Plan Committee Member

[1]	Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2007.

[2]	Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-Q for the quarter ended September 30, 2007.

[3]
Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration Statement for the Qualified Employee Stock Purchase Plan (Registration No. 33 60728) filed April 5, 1993.

[4]
Incorporated by reference and previously filed with the SEC as an exhibit to the Company's registration statement for the Qualified Employee Stock Purchase Plan (Registration No. 333 66877) filed on November 6, 1998.

[5]
Incorporated by reference and previously filed with SEC as an exhibit to the Company's Form S-8 Registration Statement for the Qualified Employee Stock Purchase Plan (Registration No. 333-106453) filed June 25, 2003.